Exhibit 10.3

AMEC plc
Rules of the AMEC
Performance Share Plan

Directors’ Adoption	5 May 2011

Shareholder Approval	5 May 2011

Expiry Date	5 May 2016

Amended by AMEC plc to reflect minor changes to the definition of Investment Shares approved by the Remuneration Committee on 16 October 2012 and 20 March 2014

RULES OF THE
AMEC PERFORMANCE SHARE PLAN

CONTENTS		Page

1	DEFINITIONS	3

2	NOTIFICATION TO ELIGIBLE EMPLOYEES	6

3	MAKING OF AWARDS	6

4	TERMS AND CONDITIONS OF AWARDS	7

5	RIGHTS OF PARTICIPANTS	9

6	PLAN LIMITS	9

7	VARIATIONS IN SHARE CAPITAL	10

8	LAPSE OF RESTRICTIONS AND VESTING	10

9	TERMINATION OF EMPLOYMENT AND FORFEITURE	12

10	CHANGE OF CONTROL ETC.	13

11	GENERAL	15

12	AMENDMENTS AND TERMINATION	17

13	GOVERNING LAW	18

RULES OF THE
AMEC PERFORMANCE SHARE PLAN

1                                      DEFINITIONS

1.1                            In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Adoption Date”	the date on which the Plan is adopted by the Company;

“Associated Company”	the meaning given in paragraph 47(1) of Schedule 3 of the Income Tax (Earnings & Pensions) Act 2003;

“Award”	a right to acquire Shares made under the terms of the Plan including a Nil-Cost Option;

“Award Date”	the date on which the Grantor resolves to make an appropriation of Restricted Shares (which, for the avoidance of doubt, does not include Investment Shares);

“Award Statement”	a statement in respect of an Award;

“Business Day”	any day on which the London Stock Exchange is open for the transaction of business;

“Certificate”	a share certificate in respect of an Investment Share, or such other evidence that the Participant holds relevant Investment Shares as the Committee from time to time determines;

“Committee”	the remuneration committee of the Directors;

“Company”	AMEC plc registered in England with number 1675285;

“Control”	the meaning given in Section 995 of the Income Tax Act 2007;

“Directors”	the Board of Directors of the Company;

“Discretionary Share Scheme”	an Employees’ Share Scheme in which participation is solely at the discretion of the Committee or any other duly authorised committee of the Directors;

“Eligible Employee”

an individual who is an employee or an executive director of the Company or any of its Subsidiaries who devotes substantially the whole of his working time to the business of the Company or any of its Subsidiaries;

“Employees’ Share Scheme”	the meaning given to that expression by section 1166 of the Companies Act 2006;

“Grantor”	the Company, a Subsidiary or the Trustees;

“Investment Shares”	Either: (i) Shares which are acquired by the Trustees with funds provided by the Company from an annual bonus earned by an Eligible Employee and registered in the name of the Participant or otherwise beneficially owned by the Participant;

(ii) Shares purchased or otherwise acquired by or on behalf of an Eligible Employee, and registered in the name of the Participant or otherwise beneficially owned by the Participant; or

(iii)                               Shares which are not registered in the name of the Participant or otherwise beneficially owned by the Participant at the time an Award is made but which, in the opinion of the Committee, are expected to become beneficially owned by the Participant not later than three months from the Award Date, which the Committee has decided may be committed as investment shares for the purposes of the Plan, and which have been so committed by the Eligible Employee. The Committee may, in its discretion, extend this three month period to such longer period as it deems appropriate, to take account of applicable administrative factors such as the existence of dealing restrictions;

(iv) and in all cases, which relate to Matched Shares which are the subject of an Award;

“London Stock Exchange”	the London Stock Exchange plc or any successor body;

“Market Value”

on any day, the closing price of a Share (as quoted in the Daily Official List of the London Stock Exchange) for the immediately preceding Business Day; provided that if the Trustees have purchased or sold Shares in connection with the Plan in the market on the day on which an Award is made, “Market Value” shall mean the average of the prices achieved for those transactions (excluding any dealing costs);

“Matched Shares”	Restricted Shares which are awarded pro rata to Investment Shares;

“Model Code”	the Model Code for Securities Transactions of Listed Companies issued by the UK Listing Authority in its present form and as amended from time to time;

“Nil-Cost Option”	an option granted under the Plan, with an exercise price of zero, in accordance with Rule 2.2;

“Notification Date”	the date when participants are notified of any opportunity to acquire Investment Shares;

“Participant”	a person to whom an Award has been made;

“Performance Condition(s)”	a measure (or measures) of the performance of the Company with specified levels of attainment;

“Performance Period”

a period over which a Performance Condition(s) is measured, which shall be a continuous period of at least three years commencing no earlier than the financial year immediately preceding the Award Date;

“the Plan”	the AMEC Performance Share Plan in its present form or as amended from time to time;

“Reorganisation”	any variation in the share capital of the Company, including without limitation a capitalisation issue, rights issue and a sub-division, consolidation, or reduction in the capital of the Company;

“Restricted Period”

the period of time, determined by the Committee, in respect of an Award, starting with the Award Date and ending after the completion of the Performance Period, normally being at least three years, (subject to the Rules);

“Restricted Shares”	Shares (including Matched Shares) which are the subject of an Award;

“the Rules”	these rules of the Plan as amended from time to time;

“Share”	an ordinary share in the capital of the Company (or any share representing it);

“Subsidiary”	the meaning given in section 1159 of the Companies Act 2006;

“the Trustees”	the trustees from time to time of the AMEC plc Employee Share Trust;

“Vesting Date”

subject to the Rules, the date at the end of the Restricted Period (unless the Committee, in exceptional circumstances, determines otherwise) on which Shares vest unconditionally in a Participant free of all restrictions imposed on an Award and “vest” or “vesting” shall be construed accordingly;

“UK Listing Authority”	the Financial Services Authority as the competent authority for listing in the United Kingdom under section 74(4) of the Financial Services and Markets Act 2000, or its successors from time to time.

1.2                            In the Plan, unless otherwise specified:

(a)                               The Rule headings and sub-headings are inserted for ease of reference only and do not affect their interpretation.

(b)                               The singular includes the plural and vice versa.  The masculine includes the feminine and vice versa.

(c)                                A reference to any statutory provision includes any statutory modification, amendment, or re-enactment therefor.

2                                      NOTIFICATION TO ELIGIBLE EMPLOYEES

2.1                            Nomination

The Company and any of its Subsidiaries may nominate Eligible Employees to participate in the Plan, for the Committee’s consideration.

2.2                            Types of Award

Whenever the Committee recommends that Awards shall be made, it shall propose an Award of Restricted Shares and it may, in its discretion, propose that:

2.2.1                   part of the Award shall comprise Matched Shares which shall be awarded pro rata to the Investment Shares, provided that the Eligible Employee agrees that the Certificates shall be held by or on behalf of the Grantor during the Restricted Period; and/or

2.2.2                   some or all of the Restricted Shares will take the form of a Nil-Cost Option.

The Committee shall determine any scale at which any Investment Shares shall be matched.

2.3                            Notification

Prior to the Award Date, the Committee shall notify each Eligible Employee to whom it has recommended that an Award be made, specifying the number or value of Shares which shall be comprised in the relevant Award and the basis for the making of the Award, including the Performance Condition(s), the associated Performance Period(s) and whether the Restricted Shares take the form of a Nil-Cost Option.

2.4                            The notification mentioned in Rule 2.3 shall specify the procedure and timing for the acquisition of Investment Shares to which any Award of Matched Shares shall relate.

2.5                            Funding Awards

The Company shall determine whether Shares shall be purchased or subscribed. Where Shares are to be purchased, the Company and, where appropriate, each Subsidiary shall provide sufficient monies to enable the Trustees to acquire sufficient Shares to satisfy Awards made to the Participants. Such monies shall be provided when and on such terms as the Company may direct and shall be provided by way of gift or loan, as the Company may direct.  Once received, the Trustees shall hold such monies in accordance with the terms of these Rules and, in the case of a loan, any applicable loan agreement.

3                                      MAKING OF AWARDS

3.1                            Committee’s recommendations

The Grantor may make Awards from time to time to such of the Eligible Employees as may have been recommended by the Committee for the purpose.

3.2                            Time when Awards may be made

Awards may only be made within 42 days after:

(a)                               the date on which the Plan is approved by the Company in general meeting; or

(b)                               the announcement of the Company’s results to the London Stock Exchange for any period; or

(c)                                any date on which the Committee resolves that exceptional circumstances exist which justify a recommendation to make Awards.

3.3                            Regulatory Restrictions

Where the making of an Award is prohibited due to restrictions imposed by statute, order, regulation or Government directive, or by any code adopted by the Company in accordance with the Model Code and/or under any share dealing code of the Company, such Award may be made within 42 days after the lifting of such restrictions provided that:

(a)                              if the Award includes Matching Shares, the ratio of such Matching Shares shall not be varied in any way as a result of the postponement of the making of the Award; and

(b)                              the Restricted Period in respect of the Award shall be the Restricted Period which would have applied had the making of the Award not been prohibited under this Rule 3.3.

4                                      TERMS AND CONDITIONS OF AWARDS

4.1                            Terms and Conditions

The terms and conditions of each Award shall be consistent with the purposes and provisions of the Plan, but need not be the same in each case, and shall be notified to the Eligible Employee and/or Participant.  The terms attaching to an Award may include, without limitation, a condition that the making of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant.

4.2                            Execution of Award Statements

An Eligible Employee who is selected to receive an Award shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award until the Award is granted by deed. An Award Statement shall be issued to the Participant as soon as practicable after the relevant Award Date.  Each Award Statement shall contain such terms and conditions as may be approved by the Committee and are consistent with these Rules and may be the deed by which the Award is granted or some other document.

4.3                            Amendment or Replacement of Award Statements

Any Award Statement may be supplemented or amended by the Grantor in writing from time to time, as recommended by the Committee, provided that the terms of such Award Statement, as amended or supplemented, are not inconsistent with the provisions of the Plan.  If an Award Statement is lost or damaged, the Grantor may replace it on such conditions as it wishes to set.

4.4                            Performance Conditions

An Award shall be made subject to the condition that it may only vest following the attainment of one or more Performance Conditions selected by the Committee and notified to the Eligible Employee and/or Participant.  For the avoidance of doubt, this includes applying different Performance Conditions to the part of the Award comprising Matched Shares compared to the rest of the Award. The Committee may amend the Performance Condition(s) if an event happens which the Committee considers to be of a genuine, exceptional nature so that amended Performance Condition(s) would be a fairer measure of performance and would be neither easier nor more difficult to satisfy.

4.5                            Dividend Equivalents

4.5.1                   The Committee may determine at any time that on the Vesting Date (or on exercise in the case of Nil-Cost Option) the Participant will receive additional Shares to take account of the gross dividends paid on the number of Restricted Shares to be transferred under Rule 8.1(a) (“Basic Award”) with record dates falling between the Award Date and the Vesting Date (or the date of exercise, in the case of a Nil-Cost Option). The number of additional Shares will be calculated on the basis that such dividends were reinvested in Shares at the time of payment and added to the number of Shares in the Basic Award.

4.5.2                   The Committee may determine that instead of providing additional Shares a cash payment will be made. For the purposes of calculating the payment the market value of a Share will be the middle market quotation derived from the Daily Official List of the London Stock Exchange on the day preceding Vesting (or exercise, in the case of a Nil-Cost Option).

4.5.3                   The Committee may determine that no additional Shares will be awarded (or cash payment made) in relation to all or part of a special dividend that would otherwise be included.

4.6                            Regulatory Issues

The Grantor may make the vesting of an Award conditional upon the Participant giving such undertakings or satisfying such obligations as shall be deemed necessary to recover or transfer any liability to any taxation, social security contributions or other levies or to comply with any securities, tax or other regulatory issues as may be relevant to the Company, any Subsidiary, the Trustees or the Participant.

4.7                            Assignment etc of Restricted Shares

During the Restricted Period, the Participant shall not attempt to sell, transfer, charge, pledge, assign or otherwise dispose of all or any Restricted Shares or any interest therein.  Any attempt by the Participant to sell, transfer, pledge, assign or otherwise dispose of such Restricted Shares, or any interest therein, shall result in immediate forfeiture of such Shares.  This Rule 4.7 does not apply to the transmission of Restricted Shares on the death of a Participant to his personal representatives.

4.8                            Assignment etc of Investment Shares

If during the Restricted Period, the Participant sells, transfers, charges, pledges, assigns or otherwise disposes of all or any of his Investment Shares or any interest therein, then the Matched Shares which relate to those Investment Shares shall be forfeited immediately.  This Rule 4.8 does not apply to the transmission of Investment Shares on the death of a Participant to his personal representatives.

4.9                            Restricted Shares in Trustees’ name

Restricted Shares shall be registered in the name of the Trustees during the Restricted Period.

4.10                     Stamp duty

Any stamp duty chargeable on the instruments of transfer entered into pursuant to each Award shall be borne by the Company, or where relevant, any Subsidiary in respect of Participants employed by it.

5                                      RIGHTS OF PARTICIPANTS

5.1                            Restricted Shares

Subject to Rule 4.5 during the Restricted Period, the Participant shall not have, with respect to any Restricted Shares, any rights of a shareholder of the Company and shall not be able to exercise voting rights attaching to the Restricted Shares or the right to receive dividends and other distributions with respect to such Restricted Shares.

5.2                            Investment Shares

During the Restricted Period, the Participant shall have, with respect to the Investment Shares, all of the rights of any other shareholder of the Company, including the right to exercise the voting rights attaching to the Investment Shares and the right to receive all dividends and other distributions with respect to such Investment Shares.  If any securities are received in respect of the Investment Shares, as a result of a Reorganisation or otherwise, the share certificates (or such other evidence as the Committee so determines) in respect of such new or additional shares or securities shall be held subject to the Plan and shall form part of the Certificates to which they relate.

5.3                            Transfer of Investment Shares

The Participant may request the transfer to him of any Certificates at any time.  Where relevant Certificates are withdrawn before the end of the Restricted Period applicable to any corresponding Matched Shares, the rights to those Matched Shares shall lapse immediately.

5.4                            End of Restricted Period

At the end of the Restricted Period, or when otherwise required by these Rules, any relevant Certificates held by the Trustees shall be transferred or released to the Participant, or as he may direct.

6                                      PLAN LIMITS

6.1                            Five per cent in ten years

The number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate number of Shares which have been allocated in the previous ten years under the Plan and any other Discretionary Share Scheme adopted by the Company, exceed such number as represents five per cent of the ordinary share capital of the Company in issue from time to time.

6.2                            Ten per cent in ten years

The number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate number of Shares which have been allocated in the previous ten years under the Plan and any other Employees’ Share Scheme adopted by the Company, exceed such number as represents ten per cent of the ordinary share capital of the Company in issue from time to time.

6.3                            Meaning of “allocated” and exclusion from limits

(a)                               The references in Rules 6.1 and 6.2 to “allocated” mean, in the case of any share option scheme, the placing of unissued Shares under option and, in relation to any other Employees’ Share Scheme of the Company, the issue and allotment of Shares.

(b)                               For the purpose of the limits in Rules 6.1 and 6.2, no account shall be taken of Shares allocated under this Plan or under any other Employees’ Share Scheme adopted by the Company where the right to acquire such Shares has lapsed, or been surrendered, disclaimed or cancelled without vesting or being exercised.

6.4                            Individual Limits

(a)                              The Grantor shall not make an Award to an Eligible Employee which would cause the aggregate Market Value of:

(i)                                  the Shares subject to that Award; and

(ii)                               the Shares subject to Awards made in the same calendar year,

to exceed 250 per cent of his basic annual salary at the Notification Date.

For the purposes of this paragraph, Market Value shall be calculated at the date on which the relevant Award is made and basic annual salary for employees whose salary is not denominated in the same currency as the share price shall be determined using an appropriate exchange rate as determined by the Committee.

(b)                              For the avoidance of doubt, the term “Award” refers only to Restricted Shares and not to Investment Shares.

7                                      VARIATIONS IN SHARE CAPITAL

7.1                            Adjustment of Awards

If at any time after an Award has been made, there is a demerger, Reorganisation or exempt distribution by virtue of Section 1075 of the Corporation Tax Act 2010 or other distribution in specie, the Grantor may take such action in respect of an Award as it agrees with the Committee, including adjusting the number and/or type of securities subject to an Award..

7.2                            Notice

The Committee shall notify Participants of any adjustment made under this Rule 7.

8                                      LAPSE OF RESTRICTIONS AND VESTING

8.1                            Vesting

On the Vesting Date, the restrictions to which an Award is subject shall lapse, whereupon the Company shall, if appropriate and except in the case of a Nil-Cost Option, use its best endeavours to procure that the Trustees shall transfer promptly to the Participant:

(a)                               such number of Restricted Shares to which the Participant is then entitled in accordance with the terms of the Award Certificate and any Performance Condition(s) applicable to that Award;

(b)                               all relevant Certificates; and

(c)                                if relevant, such number of Shares (or, if relevant, such cash payment) calculated in accordance with Rule 4.5. Such payment will be subject to Rule 8.3.

A Nil-Cost Option shall become exercisable on the Vesting Date as to the number of Shares determined in accordance with the terms of the Award Certificate and any Performance Condition(s) applicable to that Award and the Participant may exercise it from that date as described in rule 8.4.

8.2                           An Award may not vest at any time if such vesting is (or would be) in any way restricted by reason of any statutory, regulatory or other legal provision or rule or the provisions of the Model Code or any other requirement or guidance issued by the UK Listing Authority or the London Stock Exchange or any other body and which relates to dealings in Shares by directors or employees of the Company or any Subsidiary.  If any such vesting is (or would be) so restricted, the relevant Award may vest on the first day after the lifting of such restrictions.

8.3                            If in relation to any Award, the Trustees, the Company or any Subsidiary become obliged, under legislation or regulations relevant to the Trustees, the Company, the Subsidiary or the Participant, to account for tax or other liabilities in relation to that Award, the Trustees may, in lieu of delivering all the Shares subject to the Award, sell such proportion thereof as shall equate to the amount of the liability and pay such amount to the relevant authority or to the Company or any relevant Subsidiary to make payment to that authority, unless the Committee has determined that other appropriate arrangements shall be made in order to account for such tax or other liabilities.

8.4                            A Participant can exercise a Nil-Cost Option which has become exercisable wholly or in part by giving notice to the Company in such form as it may require. The Company shall use its best endeavours to procure that, where appropriate, the Trustees shall transfer promptly to the Participant:

(a)                               the number of Shares in respect of which the Option has been exercised;

(b)                               if relevant, such number of Shares (or, if relevant, such cash payment) calculated in accordance with Rule 4.5. Such payment will be subject to Rule 8.3.

The Nil-Cost Option will be exercisable for a period of 18 months from the date on which it becomes exercisable or six months, where rule 9.1 or 9.2 applies or six weeks where rule 10 applies. A Nil-Cost Option will be deemed to be exercised on the last day of any of these periods to the extent it has vested and has not previously been exercised.

9                                      TERMINATION OF EMPLOYMENT AND FORFEITURE

9.1                            Vesting

In the event of a Participant ceasing to be an employee of the Company or any of its Subsidiaries or Associated Companies during the Restricted Period by reason of:

(a)                               disability, injury or ill health; or

(b)                               redundancy (within the meaning of the Employment Rights Act 1996); or

(c)                                retirement with the agreement of his employer; or

(d)                               any other reason at the discretion of the Committee, (such discretion to be exercised within 30 days of the cessation),

Awards, (or if the Committee so determines, a proportion thereof to take account of such factors as the Committee determines relevant including the proportion of the Restricted Period which has elapsed to the date of cessation, in which case the balance of the Award will lapse at the date of cessation) shall continue until the end of the Performance Period, following which such Restricted Shares may vest, subject to the Performance Condition(s) and any other condition(s) which the Committee at its sole discretion may determine. Following the Vesting Date, any Nil-Cost Option will become exercisable to the relevant extent as described in rule 8.1 and any other relevant Restricted Shares and Certificates shall be transferred promptly to the Participant.

9.2                            In the event of a Participant ceasing to be an employee of the Company or of any of its Subsidiaries or Associated Companies during the Restricted Period by reason of:

(a)                               the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is not under the Control of the Company; or

(b)                               the company which employs him ceasing to be under the Control of the Company;

9.2.1                   the Committee may, subject to 9.2.2, in its discretion, decide that some or all of the Restricted Shares shall vest as shall be determined by the measurement of the Performance Condition(s) at the date of transfer or sale or such earlier date on which the Performance Condition(s) can be measured; provided that where an Award is subject to more than one Performance Condition(s), the Committee may determine that only one such Performance Condition shall apply.  Following the Vesting Date, any Nil-Cost Option will become exercisable to the relevant extent as described in rule 8.1 and any other relevant Restricted Shares and Certificates shall be transferred promptly to the Participant.

9.2.2                   Alternatively, instead of making the recommendation set out in Rule 9.2.1 above the Committee may, in its discretion, decide that Awards, (or if the Committee so determines, a proportion thereof to take account of such factors as the Committee determines relevant including the proportion of the Restricted Period which has elapsed to the date of cessation) shall continue until the end of the Performance Period, following which such Restricted Shares may vest, subject to the Performance Condition(s). Following the Vesting Date, any Nil-Cost Option will become exercisable to the relevant extent as described in rule 8.1 and any other relevant Restricted Shares and Certificates shall be transferred promptly to the Participant.

9.3                            In the event of the death of a Participant during the Restricted Period, all the Restricted Shares shall vest immediately and any Nil-Cost Option will become exercisable to the relevant extent as described in rule 8.1, and any other Restricted Shares and any Certificates shall be transferred immediately to the personal representatives of the Participant.

9.4                            If a Participant, whilst continuing to hold an office or employment with the Company or a Subsidiary, is transferred to work in another country and as a result of that transfer the Participant shall either:

(a)                               become subject to income tax on his remuneration in the country to which he is transferred and the Committee is satisfied that as a result he shall suffer a tax disadvantage when an Award vests; or

(b)                               become subject to restrictions on his ability to deal in the Shares received upon the vesting of the Award by reason of, or in consequence of, the securities law or exchange control laws of the country to which he is transferred, the Committee may, at its discretion, decide that some or all of the Restricted Shares shall vest as shall be determined by the measurement of the Performance Condition(s) at the date of transfer or such earlier date on which the Performance Condition(s) can be measured; provided that where an Award is subject to more than one Performance Condition, the Committee may determine that only one such Performance Condition shall apply. Following the Vesting Date, any Nil-Cost Option will become exercisable to the relevant extent as described in rule 8.1 and any other relevant Restricted Shares and Certificates shall be transferred promptly to the Participant.

9.5                            Forfeiture

In the event of:

(a)                               the Participant ceasing to be an employee of the Company or any of its Subsidiaries or Associated Companies for any reason other than those specified in Rules 9.1, 9.2 or 9.3, however that cessation occurs, whether lawful or unlawful; or

(b)                               the Performance Condition(s) being deemed by the Committee not to have been satisfied; or

(c)                                any purported sale, transfer, charge, pledge, assignment or other disposal of all or any Restricted Shares or interest therein under Rule 4.7; or

(d)                               any Investment Shares (or any interest therein) to which Matched Shares relate being sold, transferred, charged, pledged, assigned or otherwise disposed of during the Restricted Period; or

(e)                                subject to Rule 10.1, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company,

any relevant Restricted Shares shall be forfeited, unless the Committee shall otherwise decide and any relevant Certificates shall be transferred to the Participant as soon as practicable.

10                               CHANGE OF CONTROL ETC

10.1                     This Rule applies on the occurrence of one of the following events (“relevant events”):

(a)                               where a person (or a group of persons acting in concert) obtains Control of the Company by virtue of a general offer becoming or being declared wholly unconditional; or

(b)                               where the Court sanctions a compromise or arrangement under section 899 of the Companies Act 2006; or

(c)                                where a person (or a group of persons acting in concert) serves a notice to acquire Shares under section 981 Companies Act 2006; or

(d)                               where a resolution is passed for the voluntary winding-up of the Company; or

(e)                                if an administration order is made in relation to the Company; or

(f)                                 notices are sent of a meeting called under section 3 of the Insolvency Act 1986 in relation to a proposed voluntary arrangement in respect of the Company.

On the occurrence of any of the events described in this Rule 10.1, subject to Rule 10.2, the Committee may, at its discretion, decide that some or all of the Restricted Shares shall vest as shall be determined by the measurement of the Performance Condition(s) up to the date of the relevant event or such earlier date on which the Performance Condition(s) can be measured; provided that where an Award is subject to more than one Performance Condition, the Committee may determine that only one such Performance Condition shall apply.  Following the date on which the Restricted Share vest under this rule, any Nil-Cost Option will become exercisable to the relevant extent as described in rule 8.1, any other relevant Restricted Shares and Certificates shall be transferred promptly to the Participant.

10.2                     Reorganisation or merger

This Rule applies when, as a result of events specified in Rule 10.1 (a) or (b) or other reorganisation or merger, a company (the “Acquiring Company”) has obtained Control of the Company or has become entitled and bound to acquire the Shares to which the section 981 notice mentioned in Rule 10.1 (c) relates.

When this Rule applies and, if the Committee considers that:

(a)                               the shareholders of the Acquiring Company, immediately after it has obtained Control, are substantially the same as the shareholders of the Company immediately before then; or

(b)                               the obtaining of Control amounts to a merger with the Company and, if the Acquiring Company consents to the exchange of Awards under this Rule 10.2, then an Award shall not vest.  Instead all rights under the Plan shall be exchanged in accordance with Rule 10.3.

10.3                     Exchange

Where an Award is to be exchanged and the Acquiring Company agrees, the Participant shall receive a new award to replace the Award.

Where a Participant receives a new award then:

(a)                              the new award shall be in respect of shares in any body corporate determined by the Committee;

(b)                              the new award shall be equivalent to the Award that was exchanged;

(c)                                the new award shall be treated as having been acquired at the same time as the Award that was exchanged and vest in the same manner and at the same time;

(d)                               the new award shall be subject to the Rules as they last had effect in relation to the Award that was exchanged, but Rule 12.3 shall not apply;

(e)                                any Performance Condition(s) shall continue to apply, if the Committee so determines;

(f)                                 with effect from the exchange, the Rules shall be construed in relation to the new award as if references to Shares were references to the shares over which the new award is made and references to the Company were references to the body corporate determined by the Directors under Rule 10.3 (a); and

(g)                                no further Awards may be made under the Plan.

10.4                     Committee Members

The determinations to be made under this Rule 10 shall be made by those people who were members of the Committee immediately before the change of Control or other event by virtue of which the relevant part of this Rule 10 applies.

11                               GENERAL

11.1                     Notices

(a)                               Any notice or other communication to be given to an Eligible Employee or Participant under or in connection with the Plan may be:

(i)                                  delivered or sent by post to him at his home address according to the current records of his employing company; or

(ii)                               sent by e-mail or fax to any e-mail address or fax number which according to the current records of his employing company is used by him;

or in either case such other address which the Company considers appropriate.

(b)                               Any notice or other communication which has to be given to the Company or other duly appointed agent under or in connection with the Plan shall be delivered or sent by post to it at its registered office (or such other place as the Committee or duly appointed agent may from time to time decide and notify to the Eligible Employees and Participants) or sent by e-mail or fax to any e-mail address or fax number notified to the sender.

(c)                                Any notice or other communication which has to be given to the Trustees under or in connection with the Plan may be delivered or sent by post to them at their registered office (or such other place as is notified to Eligible Employees and Participants) or sent by e mail or fax to any e-mail address or fax number notified to the sender.

(d)                               Notices sent by post shall be deemed to have been given on the second day after the date of posting.  However, notices sent by or to an Eligible Employee or Participant who is working overseas shall be deemed to have been given on the seventh day after the date of posting.

(e)                                Notices sent by e-mail or fax, in absence of evidence to the contrary, shall be deemed to have been received on the day after sending.

11.2                     Documents sent to Shareholders

The Company may send to Participants who are not holders of its Shares copies of any documents or notices normally sent to the holders of its Shares at or around the same time as issuing them to the holders of its Shares.

11.3                     Committee’s decisions

The decision of the Committee on the interpretation of the Rules or in any dispute relating to an Award or matter relating to the Plan shall be final and binding.

11.4                     Regulations

The Committee has the power from time to time to make or vary regulations for the administration and operation of the Plan.  Such regulations shall be consistent with the Rules.

11.5                     Delegation

The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan; provided, however, that no such delegation by the Committee shall be made with respect to the recommendation to the Grantor of the granting of Awards to Directors or other officers of the Company.  All authority delegated by the Committee under this Rule shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

11.6                     Terms of employment

(a)                               This rule 11.6 applies during an Eligible Employee’s or Participant’s employment and after the termination of his employment, whether or not the termination is lawful.

(b)                               Nothing in this Plan, the terms of any Restricted Shares or the operation of the Plan shall form part of the contract of employment of an Eligible Employee or a Participant.  The rights and obligations of an Eligible Employee or a Participant under the terms and conditions of his employment shall not be affected by the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

(c)                                No Eligible Employee has a right to participate in the Plan. Participation in the Plan or the grant of Restricted Shares on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Restricted Shares on the same basis, or at all, in any future year.

(d)                               Neither an Eligible Employee nor a Participant shall have any right to compensation or damages or any other sum or benefit in respect of his, for any reason whatsoever (whether lawful or unlawful), ceasing to participate, or ceasing to be eligible to participate, in the Plan or in respect of any loss or reduction of any rights or expectation under the Plan in any circumstances or in respect of any decision, omission or discretion, which may operate to the disadvantage of the Participant even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Participant and his employer.  Participation in the Plan is permitted only on the basis that all or any such rights as might otherwise arise is excluded and waived.

(e)                               The terms of the Plan do not entitle the Participant to the exercise of any discretion in his favour

(f)                                 Nothing in the Plan confers any benefit on a person who is not an Eligible Employee or Participant and no such third party shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan but this does not affect any right to remedy of a third party which exists or is available apart from those available under that Act.

11.7                     Awards not pensionable

Awards are not to be taken into account when calculating any Participant’s remuneration for the purposes of a retirement benefit scheme or a personal pension scheme.

11.8                     Data Protection

(a)                               A Participant consents to the holding and processing of personal data provided by him to the Company for all purposes relating to the operation of the Plan, including but not limited to:

(i)                                  administering and maintaining the Participant’s records;

(ii)                               providing information to the Trustees, registrars, brokers or third party administrators of the Plan;

(iii)                            providing information to future purchasers of the Company or the business in which the Participant works;

(iv)                           transferring information about the Participant to a country or territory outside the European Economic Area.

11.9                     Consents

All allotments, issues and transfers of Shares shall be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere.  The Participant shall be responsible for complying with any requirements he needs to fulfil in order to obtain or avoid the necessity for any such consent.

11.10              Articles of Association

Any Shares acquired under the Plan shall be subject to the articles of association of the Company from time to time in force.

12                               AMENDMENTS AND TERMINATION

12.1                     Committee’s powers

Except as set out in this Rule 12, the Committee may at any time amend the Plan in any way, but no amendment by the Committee may adversely affect any rights already acquired by a Participant.

12.2                     Any amendments to the Plan may be limited to, or may exclude from its effect, particular classes of Participants or Eligible Employees.

12.3                     Shareholder approval

No amendment to the advantage of Participants (present or future) may be made to the provisions of the Plan relating to:

(a)                               who may be an Eligible Employee or Participant;

(b)                               the number of Shares which may be issued under the Plan;

(c)                                the maximum entitlement for any one Eligible Employee or Participant;

(d)                               the basis for determining an Eligible Employee’s or a Participant’s entitlement to, and the terms of, Awards; or

(e)                                any adjustment under Rule 7;

unless:

(i)                                   it is made with the approval by ordinary resolution of the Company in general meeting; or

(ii)                                it is a minor amendment to benefit or facilitate the administration of the Plan or to correct clerical errors, or to take account of a change in legislation, or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees or Participants or the Company or any Subsidiary.

12.4                     Notice

The Committee shall give written notice of any amendment made in accordance with this Rule 12 to the Grantor and may give such notice to Participants.

12.5                     Termination of the Plan

The Plan shall terminate on 5 May 2016, but the Committee may terminate the Plan at any time before that date.  However, Awards made before such termination shall continue in accordance with these Rules.

13                               GOVERNING LAW

13.1                     English law governs the Plan and all Awards. The English courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.